SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 8, 1997

LOTUS PACIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware
State of Organization

33-3272-W
Commission File Number

52-1947160
I.R.S. Employer Identification Number

200 Centennial Avenue, Suite 201, Piscataway, New Jersey 08854
Address of principal executive offices

(732) 885-1970
Registrant's telephone number, including area code




Item 1. Change in Control of Registrant

Effective September 3, 1997, the registrant elected Simon Gu to its Board of Directors. Simon Gu, 45, currently works as a computer engineer for AT&T at Somerset, New Jersey since 1990. He was a Program Analyst assigned at US Army Armament Research, Development and Engineering Center at Piscataway, New Jersey from 1987 to 1990. He worked for the Information Department of Town & County International, Inc. between 1986 and 1987 in New Jersey. He studied computer software field at Graduate School, Polytechney with B.S. in computer science in 1985.
He graduated from East China Normal University,
Shanghai, China  in 1982 with a B.A. computer science.



Signatures



Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


Lotus Pacific, Inc.

/s/

By: James Yao, President and Director
Date: September 8, 1997